Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

        SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 29, 2002 among each of the subsidiaries of Key Energy Services, Inc., a Maryland corporation (the "Company"), listed on Schedule I attached hereto (each a "New Guarantor" and collectively, the "New Guarantors"), the Company, the subsidiaries of the Company listed on Schedule II attached hereto (the "Existing Guarantors"), and U.S. Bank National Association, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of February 27, 2002 (the "Base Indenture"), as supplemented by the First Supplemental Indenture dated as of March 1, 2002 (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture"), pursuant to which the Company has issued an aggregate outstanding principal amount of $275.0 million of 8 3/8% Senior Notes due 2008 (the "Notes");

        WHEREAS, the Existing Guarantors have heretofore executed and delivered a senior note guarantee which is endorsed upon each of the Notes (the "Senior Guarantee");

        WHEREAS, Section 1020 of the Indenture provides that under certain circumstances the Subsidiaries (as defined in the Indenture) which are not then Guarantors must execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall jointly and severally, unconditionally guarantee, on a senior basis, all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein and be deemed to have executed and delivered the Senior Guarantee;

        WHEREAS, pursuant to Section 901 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Existing Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.     AGREEMENT TO GUARANTEE. Each New Guarantor hereby jointly and severally, unconditionally guarantees, on a senior basis, to each Holder of a Note authenticated and delivered (or to be authenticated and delivered) by the Trustee and to the Trustee and its successors and assigns, each such Note and the obligations of the Company thereunder or under the Indenture, on the terms set forth in Article Fourteen of the Indenture and agrees to be bound by all applicable provisions of the Indenture, including the provisions of Section 1401 of the Indenture. From and after the date hereof, each New Guarantor shall be deemed to have executed and delivered the Indenture and the Senior Guarantee which is endorsed upon each of the Notes authenticated and delivered (or to be authenticated and delivered) by the Trustee pursuant to the Indenture.

        3.     NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any New Guarantor, as such, shall have any liability for any obligations of the Company or any New Guarantor under the Notes, the Senior Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        4.     RELEASES.

          (a)   In the event of a sale or other disposition of all of the assets of any New Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the Capital Stock of any New Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such New Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such New Guarantor) will be released and relieved of any obligations under the Indenture and its Senior Guarantee, if immediately after giving effect to such sale, there is no Default or Event of Default that has occurred and is continuing. If such New Guarantor is not released and relieved of its obligations under its Senior Guarantee because a Default or Event of Default has occurred and is continuing immediately after giving effect to such sale, such New Guarantor will be released and relieved of such obligations as soon thereafter as all Default and Events of Default have been waived or cured. The Trustee shall execute any documents reasonably requested in order to evidence the release of any New Guarantor, pursuant to the provisions of Section 1404 of the Indenture, from its obligations under its Senior Guarantee.

          (b)   Any New Guarantor not released from its obligations under its Senior Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Fourteen of the Indenture.

        5.     GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS, OTHER THAN THE CHOICE OF LAW PROVISIONS, OF THE STATE OF NEW YORK.

        6.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        7.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        8.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each New Guarantor and the Company.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: August 29, 2002
NEW GUARANTORS:
MISR KEY ENERGY SERVICES, LLC Q SERVICES, INC. Q.V. SERVICES, INC. UNITRAK SERVICES HOLDING, INC.
	By:	/s/ Jack D. Loftis, Jr.
	Name:	Jack D. Loftis, Jr.
	Title:	Vice President and Secretary of each corporation listed above

BROOKS WELL SERVICING BENEFICIAL, L.P.
by the sole general partner, Brooks Well Servicing, Inc.
KEY ENERGY DRILLING BENEFICIAL, LP
by the sole general partner, Key Energy Drilling, Inc.
UNITRAK SERVICES, L.P.
by the sole general partner, Unitrak Services Holding, Inc.
WELLTECH MID-CONTINENT BENEFICIAL, LP
by the sole general partner, WellTech Mid-Continent, Inc.
YALE E. KEY BENEFICIAL, LP
by the sole general partner, Yale E. Key, Inc.
	By:	/s/ Jack D. Lofits, Jr.
	Name:	Jack D. Loftis, Jr.
	Title:	Vice President and Secretary of each corporate general partner listed above
Q ENERGY SERVICES, L.L.C. Q OIL & GAS SERVICES, LLC BROOKS WELL SERVICING, LLC KEY ENERGY DRILLING, LLC UNITRAK SERVICES, LLC YALE E. KEY, LLC WELLTECH MID-CONTINENT, LLC
	By:	/s/ Jack D. Loftis, Jr.
	Name:	Jack D. Loftis, Jr.
	Title:	Manager of each limited liability company listed above

AES ACQUISITION, L.P. (d/b/a AMERICAN ENERGY SERVICES) QUALITY TUBULAR SERVICES, L.P. QUALITY OIL FIELD SERVICES, L.P. Q PRODUCTION SERVICES, L.P. Q.V. SERVICES OF TEXAS, L.P.
By:	Q OIL & GAS SERVICES, LLC, the sole general partner of each limited partnership listed above
By:	/s/ Jack D. Loftis, Jr.
Name:	Jack D. Loftis, Jr.
Title:	Manager
THE COMPANY:
KEY ENERGY SERVICES, INC.
By:	/s/ Jack D. Loftis, Jr.
Name:	Jack D. Loftis, Jr.
Title:	Senior Vice President and Secretary
EXISTING GUARANTORS:

YALE E. KEY, INC., KEY ENERGY DRILLING, INC., WELLTECH EASTERN, INC., ODESSA EXPLORATION INCORPORATED, KALKASKA OILFIELD SERVICES, INC., WELL-CO OIL SERVICE, INC., KEY ROCKY MOUNTAIN, INC., KEY FOUR CORNERS, INC., BROOKS WELL SERVICING, INC., KEY ENERGY SERVICES—SOUTH TEXAS, INC., KEY ENERGY SERVICES—CALIFORNIA, INC., WATSON OILFIELD SERVICE & SUPPLY, INC., WELLTECH MID-CONTINENT, INC., DAWSON PRODUCTION MANAGEMENT, INC., DAWSON PRODUCTION TAYLOR, INC., DAWSON PRODUCTION ACQUISITION CORP.
By:	/s/ Jack D. Loftis, Jr.
Name:	Jack D. Loftis, Jr.
Title:	Vice President
DAWSON PRODUCTION PARTNERS, L.P.
By:	DAWSON PRODUCTION MANAGEMENT INC., ITS SOLE GENERAL PARTNER
By:	/s/ Jack D. Loftis, Jr.
Name:	Jack D. Loftis, Jr.
Title:	Vice President

THE TRUSTEE:
U.S. BANK, NATIONAL ASSOCIATION as Trustee
By:	/s/ FRANK P. LESLIE, III Authorized Signatory

SCHEDULE I

Brooks Well Servicing, L.L.C.

Brooks Well Servicing Beneficial, L.P.

Key Energy Drilling, L.L.C.

Key Energy Drilling Beneficial, L.P.

MISR Key Energy Services, L.L.C.

Well Tech Mid-Continent, L.L.C.

Well Tech Mid-Continent Beneficial, L.P.

Yale E. Key, L.L.C.

Yale E. Key Beneficial, L.P.

Unitrak Services, L.L.C.

Unitrak Services, L.P.

Unitrak Services Holding, Inc.

Q Services, Inc.

Q.V. Services, Inc.

Q Energy Services, L.L.C.

Q Oil and Gas Services, L.L.C.

AES Acquisition, L.P. (d/b/a American Energy Services)

Quality Tubular Services, L.P.

Quality Oil Field Services, L.P.

Q Production Services, L.P.

Q.V. Services of Texas, L.P.

SCHEDULE II

YALE E. KEY, INC.,

KEY ENERGY DRILLING, INC.,

WELLTECH EASTERN, INC.,

ODESSA EXPLORATION INCORPORATED,

KALKASKA OILFIELD SERVICES, INC.,

WELL-CO OIL SERVICE, INC.,

KEY ROCKY MOUNTAIN, INC.,

KEY FOUR CORNERS, INC.,

BROOKS WELL SERVICING, INC.,

KEY ENERGY SERVICES—SOUTH TEXAS, INC.,

KEY ENERGY SERVICES—CALIFORNIA, INC.,

WATSON OILFIELD SERVICE & SUPPLY, INC.,

WELLTECH MID-CONTINENT, INC.,

DAWSON PRODUCTION MANAGEMENT, INC.,

DAWSON PRODUCTION TAYLOR, INC.,

DAWSON PRODUCTION ACQUISITION CORP.

DAWSON PRODUCTION PARTNERS, L.P.

DAWSON PRODUCTION MANAGEMENT, INC.